Exhibit 10(ao)


                         ARTERA TURBO RESELLER AGREEMENT
        (for the United States, Canada, South America & Central America)

Reseller Agreement, dated as of September 1, 2003 ("Agreement") between Artera Group, Inc., a Delaware corporation having a principal place of business at 20 Ketchum Street, Westport, CT 06880 ("Artera"), and Spyder Technologies Group, LLC, a Connecticut limited liability company having a principal place of business at 40 Kellogg Hill Road, Weston, CT 06883, a primary telephone number of 203-858-1915, a Federal employer identification number of 32-0027124 and a primary World Wide Web site address of http://www.spydergroup.com ("Reseller").

In consideration of the mutual promises contained in this Agreement, Artera and Reseller hereby agree as follows:

1. Definitions. As used herein, the following words shall have the meanings indicated below:

     (a) CRM System. The Service's customer relations management system which, among other things, allows authentication of Service subscriptions.

     (b) End User. A client computer of an individual user, configured to utilize the Service under a subscription via Reseller. In the case of a residential Subscriber, the End User is also the Subscriber. In the case of a Small Business or Government Entity Subscriber, the End User is the client computer of the individual user of the Service rather than the subscribing business or entity itself.

     (c)  Free Trial.  A short-term  Service  subscription  for which no Service
          Fees  are  due,  designed  to  allow  a  prospective   Subscriber  the
          opportunity to try out the Service.

     (d) Government Entity. A Federal, state, local or other governmental unit or authority, or a department, division or segment thereof.

     (e) Service. Artera's "Artera Turbo" service, as configured from time to time, including its software.

     (f) Service Fees. The fees payable by the Subscriber for its subscription to the Service, excluding sales, use, VAT, excise and similar taxes.

     (g) Small Business. A business or other organizational entity (excluding Government Entities) that (i) does not have and use more than 250 End User personal computers and (ii) does not sell, distribute or market the Service.

     (h) Subscriber. A residential individual, Small Business or Government Entity in the Territory that subscribes to the Service via Reseller. In the case of a residential Subscriber, the Subscriber is the End User. In the case of a Small Business or Government Entity Subscriber, the Subscriber is the subscribing business or entity rather than any individual client computer or user within that business or entity.

     (i) Territory. The United States, Canada, South America and Central America (not including Puerto Rico, the Caribbean and Southern Atlantic Islands).

2.   Duties of Reseller.


     (a) Reseller shall use its best efforts to secure subscriptions to the Service by Subscribers in the Territory. A Marketing Plan describing some of the steps Reseller will take to promote the Service is annexed as Exhibit A hereto. If Exhibit A is not completed within this Agreement, Reseller shall propose a Marketing Plan within 30 days hereof and shall

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          implement such plan, subject to any reasonable adjustments to the plan requested by Artera. Reseller shall be responsible for all costs and expenses incurred in securing orders for, distributing, promoting and marketing the Service. In performing under this Agreement, Reseller shall at all times act in accordance with this Agreement, with guidelines and procedures furnished to Reseller by Artera, with customary commercial practices and with applicable law.

     (b) Reseller shall maintain a Web site and establish on it Service information page(s), with links to allow prospective Subscribers to purchase a subscription to the Service online via download of the Service's End User software. Reseller may also allow prospective residential Subscribers to initiate a Free Trial of the Service. Reseller shall offer to provide the End User software to Subscribers, upon their request, by sending the End User a CD containing such software. Artera shall provide Reseller with master CDs containing the End User software, but the cost of producing CDs from the master and sending CDs to Subscribers shall be borne by Reseller.

     (c) Reseller shall provide to Artera such information as is required to enable Artera to (i) establish Reseller's business management account within the CRM System, (ii) provide the necessary templates regarding the Service for use on Reseller's Web site, (iii) provide customized wizards for any Free Trials Reseller offers on its Web site, (iv) coordinate links to the Service's on-line knowledge base for support and (v) coordinate additional links between Reseller's Web site and the Service's Web site as appropriate.

     (d) As a condition to subscribing to the Service, Reseller shall require that all Subscribers agree to Artera's Terms of Service for the Service (the "Terms of Service"). Artera shall have the right to modify the Terms of Service from time to time. Except for the Terms of Service, all agreements relating to Subscribers' use of the Service shall be between Reseller and the respective Subscribers. Reseller shall have no authority to bind or obligate Artera under any subscription agreement or otherwise (including representations or warranties regarding the Service), and shall not represent to anyone that it has such authority.

     (e)  During  the  term  of  this   Agreement,   Reseller  shall  not  sell,
          distribute, market, represent, deal with or have any interest in any service or product that competes with the Service.

     (f) Reseller shall give Artera prompt written notice of any change in any of Reseller's data set forth in the recital paragraph of this Agreement.

3. Royalty. Artera shall be entitled to receive a royalty (the "Royalty") for each calendar month (or part thereof) of each Service subscription by a Subscriber. The Royalty shall be calculated on a per End User basis. The amount or formula of the Royalty is set forth in Exhibit B hereto.

4. Support. Reseller shall provide level 1 support for the Service ("Level 1 Support"), which consists of being the initial point of contact for Subscriber inquiries regarding the Service and which shall include those forms of support described in Exhibit C hereto. Within 30 days of the date of this Agreement, Artera shall provide, and Reseller shall attend, Level 1 Support training. Artera shall provide level 2 support for the Service, which consists of support to Reseller to assist Reseller in providing Level 1 Support. Artera shall provide level 3 support for the Service, which consists of software bug fixes for the Service.

5. Data Center. Functionality of the Service depends, in part, upon connection of the End User to a Service data center (the "Data Center"). Artera shall provide and operate the Data Center for the End Users.

6. Billing. Billing and collection of Service Fees shall be performed by Artera on behalf of Reseller. Artera shall bill the Subscriber each month. On or prior to the 15th day of each calendar month,

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     Artera shall pay Reseller the difference  between the Service Fees actually received by Artera during the preceding calendar month and the Royalty due to Artera with respect to such preceding calendar month. The Royalty shall be based on subscriptions to the Service, irrespective of actual Service Fee collections by Artera. For subscription periods greater than one month (e.g., annual subscriptions), (a) the Royalty shall be based on the number of months within the subscription period notwithstanding any discount given by Reseller to the Subscriber (unless Artera agrees otherwise in writing in advance) and (b) the Royalty for the entire subscription period shall accrue to Artera in the first month of such subscription period. Payments by Artera shall be made to an account specified by Reseller. Artera shall keep records of the foregoing billing, collection and payment transactions in a level of detail sufficient to demonstrate its compliance with the provisions of this Agreement relating thereto.

7. Intellectual Property. All right, title and interest in and to the Service, including all copyrights, trademarks, service marks, logos, names, patents and other intellectual property embodied in the Service or provided by Artera in connection therewith (including but not limited to the Service's End User software and the mark "Artera Turbo") shall remain the property of Artera. Reseller shall have a right to use such Artera properties only for the limited purpose of distributing and promoting the Service in the Territory in accordance with this Agreement. Reseller may use literature and other promotional materials to aid in marketing the Service only if such materials have been provided or approved in advance by Artera. In marketing the Service, Reseller may reference its own name or brand in association with the Service, rather than Artera's, if done in a manner that does not prejudice Artera's intellectual property rights in and to the Service.

8. Representations and Warranties. Each party represents and warrants to the other party that (a) it has the full power, authority and legal right to execute, deliver and perform this Agreement, (b) this Agreement has been duly authorized, executed and delivered by it and (c) this Agreement is a legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally and subject to general principles of equity. Artera makes no representations or warranties of any kind to Reseller with respect to the Service, other than any that are expressly set forth in this Agreement. If Reseller makes any representations or warranties to Subscribers with respect to the Service, such representations and warranties shall be the sole responsibility of Reseller.

9.   Term and Termination.

     (a) The term of this Agreement shall commence as of the date hereof and shall continue until one year from such date. Thereafter, this Agreement shall automatically renew for successive one-year periods unless either party gives written notice of termination to the other party at least 30 days prior to the end of the then-current term.

     (b) Without limitation to any other rights available under this Agreement, this Agreement may be terminated (i) by either party for the material breach of this Agreement or of a representation, warranty or covenant contained herein by the other party, which breach is not cured within 30 days after written notice of such breach by the terminating party,
          (ii) by Artera if Artera discontinues the Service or discontinues the distribution of the Service in the Territory and gives Reseller 30 days' prior written notice of the applicable discontinuation or (iii) automatically if Reseller has not acquired any Subscribers within 60 days of the date of this Agreement.

     (c) In the event of expiration or any termination of this Agreement, the obligations of the parties under this Agreement shall cease as of such expiration or termination, except (i) for obligations (including payment obligations) that accrued prior to termination; (ii) that, if the determining event was not a termination of this Agreement by Artera under Section 9(b)(i) hereof, Reseller shall be entitled to continue its Service subscriptions existing at the time of such expiration or termination, subject to Reseller's compliance with all of the terms

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          and  conditions  of this  Agreement  with respect  thereto  (including payment of Royalties); and (iii) as may otherwise be expressly provided in this Agreement.

10. Indemnification, Insurance and Limitation of Liability. Each party hereto shall indemnify and hold harmless the other party, such other party's affiliates, and the officers, directors, employees, agents and representatives of all thereof from and against any and all claims, damages, actions, costs and expenses (including reasonable attorneys' fees) arising out of or relating to a breach by such party of any of its representations, warranties or undertakings set forth in this Agreement or arising out of or relating to such party's intentionally wrongful or grossly negligent conduct in connection with this Agreement or with such party's performance hereunder. In the event of a claim for which indemnification is to be sought hereunder, the party to be indemnified shall provide prompt written notice of such claim to the other party, shall allow the other party to control the defense of such claim and shall cooperate with the other party in conducting such defense. Each party shall at all times during the term of this Agreement maintain such insurance coverage, if any, that is commercially reasonable in light of the nature, volume and location of such party's business activities in connection with this Agreement. In no event shall either party be liable to the other or to any third party for incidental, special, punitive or consequential damages (including but not limited to lost profits) relating to this Agreement or the Service.

11. Confidentiality. The terms and conditions of this Agreement, and all proprietary information regarding the Service and its distribution, shall be confidential between the parties, and neither shall reveal such terms, conditions or information to any third parties other than its accountants or attorneys or as required by process of law. The obligations contained in this confidentiality provision shall survive the expiration or any termination of this Agreement. This confidentiality provision shall not limit the generality of any separate confidentiality or nondisclosure agreement in effect between Artera and Reseller; provided, however, that if such other agreement and this provision cover the same information, the stricter of the two shall apply with respect thereto.

12.  Miscellaneous.

     (a) All demands, notices and communications under this Agreement shall be in writing and shall be deemed duly given if delivered by hand, by recognized commercial courier, by fax or by certified mail (with return receipt), in each case with postage or delivery charges pre-paid, as follows:


          If to Artera:                           If to Reseller:
          ------------                            --------------
          Artera Group, Inc.                      Spyder Technologies Group, LLC
          900 Straits Turnpike                    40 Kellogg Hill Road
          Middlebury, CT  06762                   Weston,  CT  06883
          Fax:  203-577-5380                      Fax:  203-454-3094
          Attention:  Michelle Jordano            Attention:  President

          with a copy to:
          --------------
          Artera Group, Inc.
          20 Ketchum St.
          Westport, CT  06880
          Fax:  203-226-4338
          Attention:  General Counsel

     (b) Any provision of this Agreement that is prohibited or held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement.

     (c) This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. Neither party may assign this Agreement nor any rights or obligations hereunder except to its affiliated entities or

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          with the prior written consent of the other party, which consent shall not be unreasonably withheld.

     (d) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof.

     (e) Artera and Reseller shall be considered independent contractors to one another, and nothing in this Agreement shall be construed as creating an employer-employee, agency, partnership or joint venture relationship between the parties.

     (f) No provision of this Agreement shall be interpreted against a party solely because such party or its attorney drafted such provision.

     (g) Neither party shall be deemed in breach of this Agreement to the extent that performance of its obligations is prevented or delayed by reason of any act of God, fire, natural disaster, accident, riot, act of government, shortage of materials or supplies, failure of transportation or communication, third party nonperformance
          (including, without limitation, failure of performance by common carriers, interexchange carriers and local exchange carriers) or any other cause beyond such party's reasonable control.

     (h) This Agreement shall be construed in accordance with the laws of the State of Connecticut (U.S.A.), without regard to its conflict of law provisions. Jurisdiction for any action under this Agreement shall lie solely in the Federal or state courts located in the State of Connecticut, and venue in any such action shall be proper only therein.

     (i) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous written or oral agreements or communications between such parties with respect to such subject matter.

IN WITNESS WHEREOF, Artera and Reseller have duly executed this Agreement as of the date first above written.


ARTERA GROUP, INC.                                SPYDER TECHNOLOGIES GROUP, LLC



By: /s/ Cy E. Hammond                            By: /s/ Jonathan Parrella
   ----------------------------                      ---------------------------
        Cy E. Hammond                                    Jonathan Parrella
        Treasurer                                        President

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                                                                       Exhibit A
                                                                       ---------



                            RESELLER'S MARKETING PLAN





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                                                                       Exhibit B
                                                                       ---------



                                     ROYALTY

The Royalty is payable in U.S.A. dollars. The monthly Royalty amounts, per End User, are as follows:

1. Residential Subscribers. The monthly Royalty amount for each residential End User is:

                     --------------------------------------
                                     Royalty
                     --------------------------------------
                                      $3.20
                     --------------------------------------


2. Small Business or Government Entity Subscribers. The monthly Royalty amount for each End User of a Small Business or Government Entity Subscriber is based on the number of End Users within the applicable Subscriber, as provided in the table below. Small Business or Government Entity Subscribers with under five End Users shall be treated as if they had five End Users, with a Royalty that is five times the amount specified in the table.

     Number of End Users Within Subscriber                   Royalty
     -------------------------------------                   --------
                   5 - 9                                      $3.00
                  10 - 24                                     $2.85
                  25 - 49                                     $2.70
                50 or above                                   $2.40

                Road Warrior                                + $3.00

3. Road Warrior. "Road Warrior" refers to a version of the Service used with mobile computers that at times may be connected to the Internet through a local area network (LAN), and at other times may be connected to the Internet on a standalone basis. The monthly Royalty for a Road Warrior End User is the sum of (a) the applicable ordinary royalty amount described above plus (b) the applicable Road Warrior amount described above.

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                                                                       Exhibit C
                                                                       ---------



                                 LEVEL 1 SUPPORT

The purpose of Level 1 Support is to assist Subscribers and End Users in the basic installation and usage of the Service. This includes answering general questions to help Subscribers and End Users understand what the Service is and how it provides a benefit to them. Level 1 Support is responsible for assisting Subscribers and End Users with the items listed below. This list may be refined as experience is gained and the Service evolves over time.

1.   Establishing  an  Internet   connection   (typically  via  Windows  Dial-Up
     Networking), launching a Web browser and surfing to various Web sites on the Internet.

2. Assisting in downloading the Service's End User software, running the Service's setup program, installing the Service software on the End User's PC and, if necessary, surfing to the Service's Web site.

3. Launching and running the Service, including answering basic questions about the system configuration needed for running the Service (i.e., Windows version, memory, hard disk space) as documented on the Service's Web site.

4. Answering basic questions about navigating within the Service's End User interface.

5. Showing Subscribers and End Users how to know if the Service is working. This includes pointing out the Network View, Activity View and SpeedBar.

6. Confirming that the browser is actually forwarding its requests to the Data Center, by reviewing the Activity View and the browser's proxy settings.

7. Assisting an End User who uses a dialer other than Windows Dial-Up Networking (e.g., Juno or NetZero) or who uses a browser other than Internet Explorer (requiring telling the End User how manually to set the browser's proxy settings).

8. Verifying that the Subscriber or End User has a Data Center connection online.

9.   Assisting in uninstalling the Service.

10.  Explaining  the  Service's  Firewall  and  how  to  disable  it if  desired
     (including explaining the ramifications of disabling it). Assisting in opening additional ports in the Service's Firewall. The Subscriber or End User should be told that they should not run the Service's Firewall with any other firewall.

11. Assisting in adding sites into the Service's Site Blocking list and/or Ad Blocking list. Explaining how Ad Blocking removes ads and replaces them with "place holder" graphics, but that this can result in what appears to be "missing" elements on the page. Explaining how to turn off Ad Blocking if desired (including explaining that this will reduce the speed benefits of the Service).

12. Explaining how to change the image quality within the Service. This includes explaining how to refresh the page once quality has been set to "Best Quality." The Subscriber or End User should be informed of how to revert back to "Best Speed" image quality setting and that if they do not revert back to "Best Speed," the speed benefits of the Service will be reduced.

13. Explaining what a cache is, and how to adjust its settings within the Service.

14. Explaining what settings in the browser are changed when the Service is running (including proxy settings, the number of requests the browser will issue at one time and disablement of the browser's cache). The Subscriber or End User should be told that when the Service is not running, or is uninstalled, these settings in the browser are changed back to their original values.

15. Answering questions about obtaining (i.e., downloading) Service product updates and installing them.

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